Exhibit 3.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

December 3, 2019

SilverCrest Metals Inc.

570 Granville Street, Suite 501

Vancouver, BC

V6C 3P1

Attention:	N. Eric Fier Chief Executive Officer and Director

Dear Mr. Fier:

National Bank Financial Inc. (the “Lead Underwriter”), Desjardins Securities Inc. (“Desjardins”) and Scotia Capital Inc. (collectively with the Lead Underwriter and Desjardins, the “Co-Lead Underwriters”) and Eight Capital, Canaccord Genuity Corp., PI Financial Corp., RBC Dominion Securities Inc., Cormark Securities Inc., BMO Nesbitt Burns Inc., Beacon Securities Limited and Roth Capital Partners, LLC (each, including the Co-Lead Underwriters, an “Underwriter” and collectively the “Underwriters”) understand that SilverCrest Metals Inc. (the “Corporation”) proposes to issue and sell 11,000,000 Common Shares (as hereinafter defined) (the “Firm Shares”). Upon and subject to the terms and conditions set forth below, the Underwriters hereby severally, but not jointly or jointly and severally, agree to purchase from the Corporation, in the respective percentages provided for in Article 13 hereof, and by its acceptance hereof the Corporation agrees to sell to the Underwriters, at the Closing Time (as hereinafter defined), all but not less than all of the Firm Shares at a price of $7.28 per Firm Share (the “Offering Price”), being an aggregate purchase price of $80,080,000.

Upon and subject to the terms and conditions contained herein, the Corporation hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase up to an additional 1,650,000 Common Shares (the “Option Shares”) at a price of $7.28 per Option Share to cover over-allotments, if any, and for market stabilization purposes. The Over-Allotment Option may be exercised at any time and from time to time, in whole or in part, until the date that is 30 days following the Closing Date (as hereinafter defined) by written notice from the Lead Underwriter on the Underwriters’ behalf to the Corporation, setting forth the aggregate number of Option Shares to be purchased. If the Over-Allotment Option is exercised, the number of Option Shares specified in the notice shall be purchased by the Underwriters, severally, but not jointly or jointly and severally, in the same proportion as their respective obligations to purchase the Firm Shares as set forth in Article 13 hereof. The offering of the Firm Shares and any Option Shares by the Corporation described in this Agreement are hereinafter referred to as the “Offering”.

In consideration of the Underwriters’ agreement to purchase the Firm Shares and to offer them to the public, which agreement will result from the acceptance of this offer by the Corporation, and in consideration of the services rendered and to be rendered by the Underwriters in connection herewith, the Corporation agrees to pay to the Underwriters at the Closing Time a fee (the “Underwriting Fee”) equal to 5.0% of the aggregate purchase price for the Firm Shares and the Option Shares purchased by the Underwriters, except those Firm Shares and Option Shares that are subject to the President’s List Exemption (as defined below). In relation to pre-identified individual purchasers of the Offering, agreed upon between the Corporation and the Lead Underwriter (the “President’s List”), the fee payable on proceeds from the sale of Firm Shares and Option Shares placed with the President’s List will be 2.5% (the “President’s List Exemption”). The President’s List Exemption will be applicable for up to $5,000,000 of proceeds of the Offering. For greater certainty, for any proceeds raised from the President’s List in excess of $5,000,000, the fee payable to the Lead Underwriter, for and on behalf of all the Underwriters, will be 5.0%. The Underwriting Fee shall be payable on the Closing Date.

The agreement resulting from the acceptance of this letter by the Corporation (herein referred to as “this Agreement”) shall be subject to the following additional terms and conditions.

ARTICLE 1

DEFINITIONS

1.1	In this Agreement:

“Amendment No. 1 to the Registration Statement” means an amendment to the Initial Registration Statement, including the Canadian Amended Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, and including the exhibits thereto and the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein;

“Amendment No. 2 to the Registration Statement” means a further amendment to the Initial Registration Statement, including the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, and including the exhibits thereto and the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein;

“Canadian Amended Preliminary Prospectus” means the amended and restated preliminary short form prospectus of the Corporation to be dated December 3, 2019 relating to the Distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Final Prospectus” means the final short form prospectus of the Corporation relating to the Distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference, including the template version of any marketing materials provided to potential investors in accordance with section 2.4 in connection with the Distribution of the Purchased Shares;

“Canadian Preliminary Prospectus” means the preliminary short form prospectus of the Corporation dated December 3, 2019 relating to the Distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Prospectuses” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment to any of the foregoing;

“Canadian Qualifying Jurisdictions” means all the provinces of Canada other than Québec, and “Canadian Qualifying Jurisdiction” means any one of them;

“Canadian Securities Laws” means all applicable securities laws in each of the Canadian Qualifying Jurisdictions and all rules, regulations, policy statements, instruments, notices and blanket orders and rulings thereunder;

“CDS” has the meaning specified in section 8.3;

“Closing Date” means December 18, 2019 or such other date as the Lead Underwriter and the Corporation may agree upon in writing, but in any event not later than 42 days following the date of the Passport Receipt for the Canadian Final Prospectus;

“Closing Time” means 5:00 a.m. (Vancouver time) on the Closing Date (or, if the context so requires, on the Option Closing Date) or such other time on the Closing Date (or, if the context so requires, on the Option Closing Date) as the Lead Underwriter and the Corporation may agree upon;

“Co-Lead Underwriters” has the meaning specified in the first paragraph of this Agreement;

“Common Shares” means the common shares in the capital of the Corporation;

“comparables” has the meaning given to that term in NI 41-101;

“Continuous Disclosure Materials” has the meaning given to that term in subsection 7.1(j) hereto;

“Corporation” has the meaning specified in the first paragraph of this Agreement;

“Corporation’s Financial Statements” has the meaning given to that term in subsection 7.1(bb);

“Distribution” has the meaning attributed thereto under applicable Canadian Securities Laws;

“Effective Date” means the date and time that the Registration Statement becomes effective;

“environmental laws” has the meaning given to that term in subsection 7.1(pp);

“Exchanges” means the TSX and the NYSE American;

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;

“Final Prospectuses” means, collectively, the Canadian Final Prospectus and the U.S. Final Prospectus;

“Firm Shares” has the meaning specified in the first paragraph of this Agreement;

“Form F-10” means Form F-10 under the U.S. Securities Act;

“Form F-X” has the meaning specified in section 2.1(e);

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the U.S. Securities Act;

“IFRS” means International Financial Reporting Standards, as the same may be amended or supplemented from time to time;

“Indemnified Parties” has the meaning specified in section 11.1;

“Initial Registration Statement” means the registration statement on Form F-10 (File No. 333-235332) filed with the SEC on December 3, 2019 registering the offer and sale of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, and including the exhibits thereto and the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein;

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the U.S. Securities Act, of the Corporation;

“Las Chispas Preliminary Economic Assessment” means the technical report titled “Technical Report and Preliminary Economic Assessment for the Las Chispas Property, Sonora, Mexico”, dated effective May 15, 2019, as amended July 19, 2019;

“Lead Underwriter” has the meaning specified in the first paragraph of this Agreement;

“limited-use version” has the meaning ascribed to such term in NI 41-101;

“marketing materials” has the meaning ascribed to such term under NI 41-101;

“material” or “materially”, when used in relation to the Corporation, means material in relation to the Corporation and its subsidiaries (taken as a whole);

“material adverse effect” means an effect, change, development or event that alone or in conjunction with any other effect, change, development or event is materially adverse to the business, operations, assets or condition (financial or otherwise) of the Corporation and its subsidiaries, taken as a whole, or on the Corporation’s ability to perform its obligations under this Agreement or consummate the transactions contemplated herein;

“material change”, “material fact” and “misrepresentation” have the respective meanings attributed thereto under applicable Canadian Securities Laws;

“Material Contracts” has the meaning given to that term in subsection hereto 7.1(kk);

“Minera Llamarada” means Compañía Minera La Llamarada, S.A. de C.V.;

“Money-Laundering Laws” has the meaning specified in section 7.1(ww);

“NI 41-101” means National Instrument 41-101 of the Canadian Securities Administrators;

“NI 43-101” means National Instrument 43-101 of the Canadian Securities Administrators;

“NI 44-101” means National Instrument 44-101 of the Canadian Securities Administrators;

“NI 52-109” means National Instrument 52-109 of the Canadian Securities Administrators;

“NP 11-202” means National Policy 11-202 of the Canadian Securities Administrators;

“NYSE American” means the NYSE American LLC;

“Offering” has the meaning given to that term on page 1 of this Agreement;

“Offered Shares” means, collectively, the Firm Shares and the Option Shares;

“Offering Documents” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the Initial Registration Statement, Amendment No. 1 to the Registration Statement, Amendment No. 2 to the Registration Statement, the Registration Statement, any U.S. Registration Statement Amendment, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus, any Issuer Free Writing Prospectus and any Prospectus Amendment;

“Offering Price” has the meaning specified in the first paragraph of this Agreement;

“Option Closing Date” has the meaning specified in section 8.2;

“Option Shares” has the meaning specified in the second paragraph of this Agreement;

“Over-Allotment Option” has the meaning specified in the second paragraph of this Agreement;

“Passport Receipt” means the receipt issued by the Principal Regulator, which is deemed to also be a receipt of the other Securities Commissions pursuant to the Passport System, for the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment, as the case may be;

“Passport System” means the system and procedures for prospectus filing and review under Multilateral Instrument 11-102 adopted by the Securities Commissions (other than Ontario) and NP 11-202;

“PCAOB” has the meaning specified in 3.1(f);

“Permitted Free Writing Prospectus” has the meaning specified in section 7.2;

“PFIC” has the meaning specified in section 7.3(l);

“Preliminary Prospectuses” means, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus;

“President’s List” has the meaning specified in the third paragraph of this Agreement;

“President’s List Exemption” has the meaning specified in the third paragraph of this Agreement;

“Principal Regulator” means the British Columbia Securities Commission;

“Property Rights” has the meaning given to that term in subsection 7.1(m);

“Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, or any U.S. Amended Prospectus, other than the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus and other than merely by incorporation by reference of Subsequent Disclosure Documents;

“Prospectuses” means, collectively, the Canadian Prospectuses and the U.S. Prospectuses;

“provide”, in the context of sending or making available marketing materials to a potential purchaser of Offered Shares, has the meaning ascribed to such term under applicable Securities Laws, whether in the context of a “road show” (as defined in NI 41-101) or otherwise and “provided” has like meaning;

“Public Record” means all information filed by or on behalf of the Corporation with the Securities Commissions after December 31, 2018, in compliance, or intended compliance, with applicable Canadian Securities Laws, together with all documents incorporated by reference in the Canadian Prospectuses;

“Purchased Shares” means the Firm Shares and, if the Over-Allotment Option is exercised, also includes the Option Shares that the Underwriters have, at the relevant time, elected to purchase pursuant to the exercise of the Over-Allotment Option;

“Registration Statement” means the registration statement on Form F-10 (File No. 333-235332) registering the offer and sale of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the exhibits thereto and the documents incorporated by reference therein and the documents deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, as amended at the date on which such registration statement becomes effective;

“Sanctions” has the meaning specified in section 7.1(xx);

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means, collectively, the securities commission or similar securities regulatory authority in each of the Canadian Qualifying Jurisdictions;

“Securities Laws” means, collectively, the Canadian Securities Laws and the U.S. Securities Laws;

“SEDAR” means the computer system for the transmission, receipt, acceptance, review and dissemination of documents filed in electronic format known as the System for Electronic Document Analysis and Retrieval;

“Selling Firms” has the meaning specified in section 5.1;

“Subsequent Disclosure Documents” means any financial statements, management’s discussion and analysis, information circulars, annual information forms, material change reports (other than confidential material change reports), business acquisition reports or other documents issued by the Corporation after the Execution Time which are, or are deemed to be, pursuant to applicable Securities Laws, incorporated by reference into the Final Prospectuses or any Prospectus Amendment;

“subsidiary” has the meaning attributed thereto in the Securities Act (British Columbia);

“Subsidiaries” means Minera Llamarada, Babicanora Agrícola Noroeste, S.A. de C.V. and NorCrest Metals Inc.;

“template version” has the meaning ascribed thereto under NI 41-101 and includes any revised template version of marketing materials as contemplated by such instrument;

“TMX Group” has the meaning specified in section 15.6;

“TSX” means the Toronto Stock Exchange;

“Underwriters” has the meaning specified in the first paragraph of this Agreement;

“Underwriting Fee” has the meaning specified in the third paragraph of this Agreement;

“U.S. Amended Preliminary Prospectus” means, as of any time prior to the time the Registration Statement is declared or becomes effective, the Canadian Amended Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, to be included in the Amendment No. 1 to the Registration Statement, including the documents incorporated by reference therein;

“U.S. Amended Prospectus” means a prospectus included in any U.S. Registration Statement Amendment;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Registration Statement at the time it becomes effective, including the documents incorporated by reference therein;

“U.S. Preliminary Prospectus” means, as of any time prior to the time the Registration Statement is declared or becomes effective, the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC included in the Initial Registration Statement, including the documents incorporated by reference therein;

“U.S. Prospectuses” means, collectively, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus and any Prospectus Amendment to any of the foregoing;

“U.S. Registration Statement Amendment” means any amendment to Amendment No. 1 to the Registration Statement (other than Amendment No. 2 to the Registration Statement) and any post-effective amendment to the Registration Statement filed with the SEC during the offer and sale of the Offered Shares;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Securities Laws” means all of the applicable federal and state securities laws and regulations of the United States, including without limitation the U.S. Securities Act, the U.S. Exchange Act and the respective rules and regulations of the SEC thereunder.

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the “knowledge” of the Corporation, or where any other reference is made herein to the “knowledge” of the Corporation, it shall be deemed to refer to the actual knowledge of N. Eric Fier, Anne Yong, Christopher Ritchie, Pierre Beaudoin and Nicholas Campbell, after having made due inquiry of appropriate and relevant persons and after reviewing relevant documentation.

Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Initial Registration Statement, Amendment No. 1 to the Registration Statement, Amendment No. 2 to the Registration Statement, the Registration Statement, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the filing of any document under the Securities Laws after the Effective Date of the Registration Statement or the issue date of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

ARTICLE 2

FILING OF PROSPECTUSES

2.1

The Corporation represents, warrants and covenants to and with the Underwriters and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Purchased Shares, that:

(a)

the Corporation is eligible in accordance with the provisions of NI 44-101 to file a short form prospectus in each of the Canadian Qualifying Jurisdictions and the British Columbia Securities Commission is the principal regulator for the Corporation under the Passport System for purposes of the filing of the Canadian Prospectuses;

(b)	the Corporation meets the general eligibility requirements for the use of Form F-10;

(c)	the Corporation has filed under, and as required by, Canadian Securities Laws, the Canadian Preliminary Prospectus with the Securities Commissions;

(d)

the Corporation has filed with the SEC the Initial Registration Statement to register the offer and sale of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the U.S. Preliminary Prospectus;

(e)

the Corporation has filed with the SEC an Appointment of Agent for Service of Process and Undertaking for the Corporation on Form F-X in conjunction with the filing of the Initial Registration Statement (the “Form F-X”);

(f)	the Corporation shall, under Canadian Securities Laws:

(i)

as promptly as practicable after the execution of this Agreement and in any event by 2:30 pm (Vancouver time) on December 4, 2019 and on a basis acceptable to the Underwriters, acting reasonably, prepare and file the Canadian Amended Preliminary Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions; and

(ii)

as promptly as practicable thereafter, obtain and deliver to the Underwriters a Passport Receipt dated December 4, 2019, issued by the Principal Regulator evidencing that a receipt for the Canadian Amended Preliminary Prospectus has been issued or deemed to be issued by the Securities Commissions in each of the Canadian Qualifying Jurisdictions;

(g)

the Corporation shall, as promptly as practicable after the execution of this Agreement and in any event no later than 5:30 pm (Vancouver time) on December 4, 2019 and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC pursuant to the multijurisdictional disclosure system Amendment No. 1 to the Registration Statement, including the U.S. Amended Preliminary Prospectus;

(h)

the Corporation shall, as promptly as practicable after (i) any comments of the Securities Commissions in respect of the Canadian Amended Preliminary Prospectus have been satisfied and (ii) any comments of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in respect of the U.S. Amended Preliminary Prospectus have been satisfied, and in any event by 2:30 pm (Vancouver time) on December 11, 2019 (or in any case by such later date or dates as may be determined by the Lead Underwriter in its sole discretion) and on a basis acceptable to the Underwriters, acting reasonably, prepare and file the Canadian Final Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions and obtain and deliver to the Underwriters a Passport Receipt issued by the Principal Regulator evidencing that a receipt for the Canadian Final Prospectus has been issued or deemed to be issued by the Securities Commissions in each Canadian Qualifying Jurisdiction;

(i)

the Corporation shall, immediately after the filing of the Canadian Final Prospectus but no later than 5:30 pm (Vancouver time) on December 11, 2019 (or in any case, by such later date or dates as may be determined by the Lead Underwriter in its sole discretion) and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC pursuant to the multi-jurisdictional disclosure system, Amendment No. 2 to the Registration Statement, including the U.S. Final Prospectus, which Amendment No. 2 to the Registration Statement will become effective under the U.S. Securities Act upon filing thereof pursuant to Rule 467(a) under the US. Securities Act; and

(j)

the Corporation will obtain the conditional listing of the Offered Shares on the TSX by the Closing Time, subject to the satisfaction by the Corporation of customary conditions specified by the TSX, and approval for listing of the Offered Shares on the NYSE American by the Closing Time, subject only to the official notice of issuance, and the Corporation will promptly satisfy all such conditions to listing of both the Exchanges.

2.2

The Corporation agrees to allow the Underwriters, prior to the filing of the Offering Documents, to participate fully in the preparation of, and approve the form and content of, the Offering Documents and such other documents as may be required under Securities Laws to qualify the Distribution of the Offered Shares in the Canadian Qualifying Jurisdictions and in the United States, in each case, acting reasonably, and to allow the Underwriters to conduct all due diligence which the Underwriters may reasonably require in order to:

(a)	confirm the Public Record is accurate and current in all material respects;

(b)	fulfill the Underwriters’ obligations as underwriters; and

(c)	enable the Underwriters to responsibly execute the certificates in the Canadian Prospectuses required to be executed by the Underwriters.

2.3

After the date of the Final Prospectuses and until the conclusion of the Distribution of the Offered Shares, the Corporation shall take or cause to be taken all steps as may, from time to time, be necessary to maintain the qualification of, or if the qualification shall cease for any reason to requalify, the Distribution of the Offered Shares in each of the Canadian Qualifying Jurisdictions and in the United States; provided, however, that with respect to state securities law qualifications in the United States, the Corporation shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subjected.

2.4	During the Distribution of the Purchased Shares:

(a)

the Corporation shall approve in writing the template version of any marketing materials prepared by the Lead Underwriter and proposed to be provided by the Underwriters to any potential investor of Purchased Shares, any such marketing materials to comply with Canadian Securities Laws and U.S. Securities Laws and to be acceptable in form and substance to the Corporation, in its sole discretion;

(b)

the Lead Underwriter shall, on behalf of the Underwriters, approve a template version of any such marketing materials in writing prior to the time such marketing materials are provided to potential investors of Purchased Shares;

(c)

the Corporation shall file the template version of any such marketing materials on SEDAR and with the SEC on or before the day the marketing materials are first provided to any potential investor of Purchased Shares, and any comparables shall be removed from the template version in accordance with NI 44-101 prior to filing such on SEDAR (provided that if any such comparables are removed, the Corporation shall deliver a complete template version of any such marketing materials to the Securities Commissions), and the Corporation shall provide a copy of such filed template version to the Underwriters as promptly as practicable following such filing; and

(d)

following the approvals set forth in sections 2.4(a) to (c), the Underwriters may provide a limited-use version of such marketing materials that complies with Section 7.6(2) of NI 44-101 to potential investors of Purchased Shares in accordance with Securities Laws.

2.5	The Corporation and the Lead Underwriter, on behalf of the Underwriters, approve the marketing materials attached as Schedule G hereto.

2.6

The Corporation and each Underwriter, on a several basis, covenants and agrees not to provide any potential investor of Purchased Shares with any marketing materials except for marketing materials or any limited-use versions thereof which have been approved as contemplated in section 2.4, and then only to potential investors of Purchased Shares in the Canadian Qualifying Jurisdictions, the United States and other jurisdictions outside of Canada and the United States in compliance with applicable local laws in such jurisdictions.

ARTICLE 3

DELIVERY OF THE PROSPECTUSES AND RELATED DOCUMENTS

3.1	The Corporation shall deliver or cause to be delivered to the Underwriters and the Underwriters’ counsel the documents set out below at the respective times indicated:

(a)

promptly following the issuance thereof, a Passport Receipt issued by the Principal Regulator evidencing that a receipt for the Canadian Preliminary Prospectus has been issued or deemed to be issued by the Securities Commissions in each of the Canadian Qualifying Jurisdictions;

(b)

prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Commissions of each of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, copies of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, signed as required by Canadian Securities Laws;

(c)

prior to or contemporaneously, as nearly as practicable, with the filing thereof with the SEC, copies of Amendment No. 1 to the Registration Statement and Amendment No. 2 to the Registration Statement, including in each case the prospectus contained therein, as filed with the SEC and copies of all exhibits and documents filed therewith which have not previously been delivered to the Underwriters;

(d)

as soon as they are available, copies of any Prospectus Amendment required to be filed under any Canadian Securities Laws, signed as required by Canadian Securities Laws, and any amendment to the Registration Statement;

(e)

as soon as they are available, copies of any documents incorporated by reference in or exhibits to the Canadian Prospectuses, the U.S. Prospectuses, the Registration Statement or any amendment to any of them which have not been previously available on SEDAR or delivered to the Underwriters;

(f)

at the time of filing with the Securities Commissions of the Canadian Final Prospectus or any Prospectus Amendment to the Canadian Final Prospectus, as the case may be, comfort letters from the Corporation’s auditor, addressed to the Underwriters, the Corporation and the board of directors of the Corporation and dated the date of the Canadian Final Prospectus or any Prospectus Amendment to the Canadian Final Prospectus, as the case may be, in form and substance satisfactory to the Underwriters, acting reasonably, relating to the verification of certain of the financial information relating to the Corporation and its respective subsidiaries contained in any such document, the Registration Statement and the U.S. Final Prospectus or incorporated by reference therein, which comfort letter shall be based on a review having a cut-off date not more than three business days prior to the date of such letter. Such letter shall also state that such auditor is independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and within the meaning of the U.S. Securities Act and the applicable published rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) (the “PCAOB”); and

(g)

at the time of filing with the Securities Commissions of the Canadian Final Prospectus or any Prospectus Amendment to the Canadian Final Prospectus, as the case may be, a letter from each qualified person providing consent to the Canadian Final Prospectus and the Registration Statement, addressed to the Underwriters and dated the date of the Canadian Final Prospectus or any Prospectus Amendment to the Canadian Final Prospectus, as the case may be, in form and substance satisfactory to the Underwriters, acting reasonably.

3.2

The delivery to the Underwriters of the filed Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus shall constitute a representation and warranty to the Underwriters by the Corporation that:

(a)

the information and statements contained in the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as the case may be (except any information and statements relating solely to the Underwriters which have been furnished in writing to the Corporation by or on behalf of any Underwriters through the Lead Underwriter specifically for inclusion therein, it being understood and agreed that for the purposes of this Agreement, including, without limitation, sections 3.2, 3.3, and 11.1 hereto, the names of the Underwriters set forth on the cover of the Prospectuses constitute the only information or statements relating to the Underwriters which has been furnished by the Underwriters, through the Lead Underwriter, in writing, specifically for inclusion in the Prospectuses) constitute full, true and plain disclosure of all material facts relating to the Offered Shares as required by Canadian Securities Laws as at the respective dates thereof; and

(b)

the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus or the Canadian Final Prospectus, as the case may be, does not contain a misrepresentation within the meaning of Canadian Securities Laws provided that such representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Lead Underwriter specifically for inclusion therein.

Such delivery shall also constitute the consent of the Corporation to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus by the Underwriters in connection with the Distribution of the Offered Shares in the Canadian Qualifying Jurisdictions and elsewhere outside the United States in compliance with this Agreement and applicable securities laws, including Securities Laws.

3.3	The Corporation hereby represents, warrants and covenants to the Underwriters as follows:

(a)

the documents incorporated by reference in the Offering Documents, when they were filed with the Securities Commissions, conformed in all material respects to the requirements of Canadian Securities Laws, and to the extent filed pursuant to the U.S. Exchange Act, conformed in all material respect to any applicable requirements of the U.S. Exchange Act when they were filed with the SEC; and any further documents incorporated by reference in the Offering Documents, when such documents are filed with the Securities Commissions or the SEC, as applicable, will conform in all material respects to the requirements of Canadian Securities Laws or the U.S. Exchange Act and the rules thereunder, as applicable;

(b)

on the Effective Date, the Registration Statement will, and on the date it is first filed and at the Closing Time (including on any Option Closing Date) the U.S. Final Prospectus will, conform in all material respects with the requirements of the US. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act, including the requirements of Form F-10; on the date first filed the Canadian Preliminary Prospectus conformed, and on the date first filed the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus and any Prospectus Amendment will, and at the Closing Time the Canadian Final Prospectus, as amended by any Prospectus Amendment will, conform in all material respects with the applicable requirements of Canadian Securities Laws and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; the Registration Statement, as of the Effective Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the U.S. Final Prospectus, as of its filing date and as of the Closing Time (including on any Option Closing Date), will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Lead Underwriter specifically for inclusion in the Registration Statement, the Canadian Prospectuses or the U.S. Final Prospectus;

(c)

as of the time it was issued and as of the Closing Time (including on any Option Closing Date), each electronic roadshow, if any, when taken together as a whole with the U.S. Final Prospectus, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Lead Underwriter specifically for inclusion therein;

(d)

at the time the Initial Registration Statement was filed, the Corporation was not an Ineligible Issuer (as defined in Rule 405 under the US. Securities Act), without taking account of any determination by the SEC pursuant to Rule 405 under the U.S. Securities Act that it is not necessary that the Corporation be considered an Ineligible Issuer; and

(e)

each Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference that has not been superseded or modified; if there occurs an event or development as a result of which the U.S. Prospectuses would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or as a result of which any Issuer Free Writing Prospectus would include any information that conflicts with the information contained in the Registration Statement, the Corporation will notify promptly the Lead Underwriter so that any use of the U.S. Prospectuses may cease until it is amended or supplemented, and in such event the Corporation will prepare and file a new Issuer Free Writing Prospectus to correct such conflict as soon as possible; and each Issuer Free Writing Prospectus will comply in all material respects with the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC thereunder.

ARTICLE 4

COMMERCIAL COPIES OF PROSPECTUSES

4.1

The Corporation shall deliver, or cause to be delivered, to the Underwriters, as promptly as practicable and in any event no later than 9:00 a.m. (Vancouver time) on the second business day following the date of filing of the Canadian Amended Preliminary Prospectus, at offices designated by the Underwriters, such number of commercial copies of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than 5:00 p.m. (Vancouver time) on the date of the filing of such documents. The Corporation shall, until the conclusion of the Distribution of the Offered Shares, as promptly as practicable following a reasonable request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.

4.2

The Corporation shall deliver, or cause to be delivered, to the Underwriters, as promptly as practicable and in any event no later than 9:00 a.m. (Vancouver time) on the second business day following the date of the filing of the Canadian Final Prospectus with the Securities Commissions, at offices designated by the Underwriters, such number of commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than the day prior to the time when the Corporation plans to authorize the printing of the commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus. The Corporation shall, until the conclusion of the Distribution of the Offered Shares, as promptly as practicable following a reasonable request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.

4.3

The Corporation shall from time to time deliver to the Underwriters, as promptly as practicable at the offices in such cities designated by the Underwriters pursuant to sections 4.1 or 4.2, the number of copies of any documents incorporated, or containing information incorporated by reference in the Canadian Prospectuses or the U.S. Prospectuses and of any Subsequent Disclosure Documents which the Underwriters may from time to time reasonably request; provided that if such documents or information are generally available to the public, such documents or information shall be deemed to have been delivered in satisfaction of this request.

ARTICLE 5

DISTRIBUTION OF OFFERED SHARES

5.1

Each of the Underwriters covenants and agrees with the Corporation to offer the Offered Shares for sale to the public in the Canadian Qualifying Jurisdictions and the United States, directly (including through any affiliate of an Underwriter) and through other investment dealers and brokers (the Underwriters, together with such other investment dealers and brokers, referred to herein as the “Selling Firms”), only in compliance with all applicable Securities Laws, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement.

5.2	Each of the Underwriters covenants and agrees with the Corporation:

(a)

to offer the Offered Shares for sale to the public outside of Canada and the United States, directly (including through any affiliate of an Underwriter) and through other Selling Firms, only in compliance with all applicable laws and regulations in each jurisdiction into and from which they may offer or sell the Offered Shares, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement provided the distribution of the Offered Shares in such other jurisdictions will not result in the Corporation inheriting any reporting obligations in such jurisdictions;

(b)	to use all reasonable efforts to complete and to cause the Selling Firms to complete the Distribution of the Offered Shares as soon as possible after the Closing Time; and

(c)	to comply with applicable Securities Laws with respect to the use of “green sheets” and other marketing materials.

5.3

The Underwriters may, after a reasonable effort has been made to sell all of the Offered Shares at the Offering Price, offer the Offered Shares at a price less than the Offering Price in compliance with Securities Laws and, specifically in the case of any Offered Shares offered in the Canadian Qualifying Jurisdictions, the requirements of NI 44-101 and the disclosure concerning the same which is contained in the Canadian Prospectuses. The Underwriters will notify the Corporation in writing if the Offering Price is to be reduced prior to commencing any such offer or sales. Such reduction in the Offering Price shall not affect the Offering Price to be paid by the Underwriters to the Corporation as specified in the first paragraph of this Agreement.

5.4

For the purposes of this Article 5, the Underwriters shall be entitled to assume that the Distribution of the Offered Shares is qualified in each of the Canadian Qualifying Jurisdictions and that the Offered Shares are registered under U.S. federal securities laws after receipt by the Lead Underwriter of notification from the Corporation’s counsel that a Passport Receipt for the Canadian Final Prospectus has been issued or is deemed to be issued and that the Registration Statement has been declared or otherwise become effective, as applicable, unless the Underwriters receive notice to the contrary from the Corporation or any applicable securities regulatory authority.

5.5

No Underwriter will be liable to the Corporation under this Article 5 with respect to a default by another Selling Firm (that is not an affiliate of such Underwriter), another Underwriter, or the Corporation under this Agreement if neither the Underwriter nor any of its affiliated Selling Firms is itself in violation.

5.6

The Lead Underwriter will notify the Corporation when, in its opinion, the Underwriters have ceased Distribution of the Offered Shares and shall, as promptly as practicable, and in any event, no later than 25 days thereafter, provide the Corporation with a breakdown of the number of Offered Shares distributed in each of the Canadian Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to a Securities Commission.

ARTICLE 6

MATERIAL CHANGES

6.1

During the period commencing on the date hereof until the completion of the Distribution of the Offered Shares, the Corporation shall promptly notify the Underwriters, in writing, with full particulars of:

(a)	any change (actual, anticipated, contemplated or threatened) in the business, operations, condition (financial or otherwise) or capital of the Corporation and its subsidiaries (taken as whole); or

(b)

any change in any matter covered by a statement contained in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or amendment or supplement to any of them; or

(c)

any fact which has arisen which would have been required to have been stated in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document as amended or supplemented from time to time, had the fact arisen on or prior to the date thereof;

which change or fact in any such case is, or may be, of such a nature as: (i) to render the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented immediately prior to such change or fact, misleading or untrue in any material respect, or (ii) would result in a misrepresentation in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented from time to time immediately prior to such change or fact or (iii) would result in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented from time to time immediately prior to such change or fact, not complying with any of the Securities Laws, or (iv) would result in it being necessary to amend the Registration Statement or to amend or supplement the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus in order that such document will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein (in the case of the Registration Statement) or necessary in order to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or U.S. Final Prospectus, in light of the circumstances under which such statements are made, not misleading, or (v) would reasonably be expected to have a significant effect on the market price or market value of the Common Shares. The Corporation shall promptly comply with all applicable filing and other requirements, if any, under the Securities Laws arising as a result of such change or fact. In addition, if during the period of the Distribution of the Offered Shares under the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented from time to time, there is any change in any applicable Securities Laws which results in a requirement to file a Prospectus Amendment, the Corporation shall make such filing as promptly as practicable. In addition to the foregoing, the Corporation shall, in good faith, discuss with the Underwriters any change in circumstances (actual or proposed) which is of such a nature that there is or ought to be consideration given by the Corporation as to whether notice in writing of such change need be given to the Underwriters pursuant to this paragraph.

6.2

During the period commencing on the date hereof and ending on the completion of the Distribution of the Offered Shares, the Corporation shall promptly comply to the reasonable satisfaction of the Underwriters and their counsel with any applicable filing and other requirements under the Securities Laws arising as a result of any change, event or circumstance referred to in section 6.1 above and shall prepare and file under all applicable Securities Laws, with all reasonable dispatch, and in any event within any time limit prescribed under applicable Securities Laws, any Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the Registration Statement as may be required under applicable Securities Laws; provided that the Corporation shall allow the Underwriters and their counsel to participate fully in the preparation of any such Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the Registration Statement and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters to responsibly execute the certificate required to be executed by them in any Prospectus Amendment and the Underwriters shall have approved the form of any Prospectus Amendment or amendment or supplement to the Registration Statement, such approval not to be unreasonably withheld and to be provided in a timely manner. The Corporation shall further promptly deliver to the Underwriters and the Underwriters’ counsel a copy of each Prospectus Amendment or amendment or supplement to the Registration Statement signed as required by applicable Securities Laws, and each Subsequent Disclosure Document, such number of commercial copies of each Prospectus Amendment or amendment or supplement to the Registration Statement as the Underwriters may reasonably request, in the same manner as set forth in section 4.1 hereof, as well as opinions and letters with respect to each such Prospectus Amendment or amendment or supplement to the Registration Statement substantially similar to those referred to in section 3.1(e) above.

6.3

The delivery to the Underwriters of each Prospectus Amendment and Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by the Corporation, with respect to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as amended, modified or superseded by such Prospectus Amendment or Subsequent Disclosure Document and by each Prospectus Amendment and Subsequent Disclosure Document previously delivered to the Underwriters as aforesaid, to the same effect as set forth in paragraphs (a) and (b) of section 3.2 above. Such delivery shall also constitute the consent of the Corporation to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, together with all Prospectus Amendments and Subsequent Disclosure Documents, as applicable, by the Underwriters in connection with the Distribution of the Offered Shares in the Canadian Qualifying Jurisdictions and elsewhere outside the United States; provided that the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, together with all Prospectus Amendments and Subsequent Disclosure Documents, as applicable, and the Distribution of the Offered Shares by the Underwriters is conducted in compliance with this Agreement and applicable securities laws, including Securities Laws.

6.4

During the period commencing on the date hereof and ending on the completion of the Distribution of the Offered Shares, the Corporation will promptly inform the Underwriters of the full particulars of:

(a)

any request of any Securities Commission or the SEC for any amendment to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or any part of the Public Record or for any additional information;

(b)

the issuance by any Securities Commission, the SEC or by any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or, to the knowledge of the Corporation, threat of institution of any proceedings for that purpose; or

(c)

the receipt by the Corporation of any communication from any Securities Commission, the SEC, the TSX, the NYSE American or any other competent authority relating to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, any Subsequent Disclosure Document or the Distribution of the Offered Shares,

and the Corporation will use its commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of any prospectus relating to the Offered Shares or the suspension of any such qualification and, in the event of the issuance of any such order preventing or suspending the use of any prospectus relating to the Offered Shares or suspending any such qualification, to use its commercially reasonable efforts to obtain the withdrawal of such order as promptly as practicable.

ARTICLE 7

REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1	The Corporation represents and warrants to the Underwriters, and acknowledges that the Underwriters are relying upon such representations and warranties in entering into this Agreement, that:

(a)

the Corporation is a duly constituted corporation and validly existing and in good standing under the laws of its jurisdiction of incorporation and no proceedings have been instituted or, to the knowledge of the Corporation, are pending for the dissolution or liquidation or winding-up of the Corporation;

(b)

the Corporation has no subsidiaries or affiliates other than the Subsidiaries and each of the Subsidiaries is duly incorporated and validly existing and in good standing under the laws of their jurisdiction of incorporation and no proceedings have been instituted or are pending for the dissolution or liquidation or winding-up of the Subsidiaries;

(c)

the Corporation’s direct or indirect percentage ownership of the shares of the Subsidiaries is correctly disclosed in Schedule D to this Agreement, and all such shares are legally or beneficially owned directly or indirectly by the Corporation, free and clear of all liens, charges and encumbrances of any kind whatsoever;

(d)

the Corporation (i) is and will at the Closing Time be, a reporting issuer (within the meaning of applicable Securities Laws) or the equivalent in all the provinces of Canada except for Quebec, (ii) is not in default of any of the requirements of the applicable Securities Laws of the Canadian Qualifying Jurisdictions, and (iii) is eligible under NI 41-101 to file the Canadian Preliminary Prospectus and the Canadian Final Prospectus; the Corporation is subject to the reporting requirements of Section 13 of the U.S. Exchange Act and has filed all periodic reports required under the U.S. Exchange Act with the SEC;

(e)

the common shares of the Corporation are listed for trading on the Exchanges and the Corporation is not in default of any material listing requirement of the Exchanges applicable to the Corporation including any requirement that shareholder approval be obtained for the Offering or the issuance of the Offered Shares;

(f)

the authorized capital of the Corporation consists of an unlimited number of common shares without par value of which 92,747,515 common shares were issued and outstanding as of December 2, 2019, as fully paid and non-assessable shares in the capital of the Corporation;

(g)

other than as set out in Schedule E and pursuant to the subscription agreement between the Corporation and SSR Mining Inc. dated the 28th day of November, 2018 (the “SSR Agreement”), no person, firm or corporation has any agreement, option, right or privilege, whether pre-emptive, contractual or otherwise, capable of becoming an agreement for the purchase, acquisition, subscription for or issuance of any of the unissued shares of the Corporation or the Subsidiaries, or other securities convertible, exchangeable or exercisable for shares of the Corporation or the Subsidiaries;

(h)

there are no material facts or material changes relating to the Corporation or its Subsidiaries, or their respective businesses, which have not been publicly disclosed in the Corporation’s continuous disclosure filings with the Securities Commissions, the SEC and the Exchanges;

(i)	no confidential material change report has been filed that remains confidential as of the date hereof;

(j)

all documents previously published or filed by the Corporation since December 31, 2018 with the Securities Commissions, the SEC and the Exchanges (the “Continuous Disclosure Materials”) contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made and were prepared in accordance with and complied with applicable Securities Laws in all material respects, and the Corporation is not in default of its filings under, nor has it failed to file or publish any document required to be filed or published under, applicable Securities Laws;

(k)

each of the Corporation and the Subsidiaries hold all licences and permits that are required for carrying on its business in the manner in which such business has been carried on except as would not have a material adverse effect and is duly qualified to carry on business in all jurisdictions in which it carries on business;

(l)

each of the Corporation and the Subsidiaries has good title to its respective material assets as disclosed in the Prospectuses, free and clear of all liens, charges and encumbrances of any kind whatsoever except as disclosed in the Prospectuses;

(m)

all property, options, leases, concessions, claims or other interests in natural resource properties and surface rights for exploration and exploitation, extraction and other mineral property rights in which the Corporation or the relevant Subsidiary holds an interest or right, which is considered material to the Corporation (collectively, the “Property Rights”) are completely and accurately described in the Prospectuses and Schedule F and except as set forth in the Prospectuses or Schedule F, the Corporation or the Subsidiaries is the legal or beneficial owner or optionholder of such Property Rights and the Property Rights are in good standing and are valid and enforceable and free and clear of any liens, charges or encumbrances and no royalty is payable in respect of any of them;

(n)

no property rights other than the Property Rights are necessary for the conduct of the business of the Corporation or the Subsidiaries as currently being conducted and there are no material restrictions on the ability of the Corporation or the Subsidiaries to use or otherwise exploit any such Property Rights, and the Corporation does not know of any claim or basis for a claim that may adversely affect such rights;

(o)

other than as disclosed in the Continuous Disclosure Materials, none of the Corporation nor the Subsidiaries has any responsibility or obligation to pay or have paid on its behalf any commission, royalty or similar payment to any person with respect to its Property Rights as of the Closing Date;

(p)	the Las Chispas Preliminary Economic Assessment filed by the Corporation with the Securities Commissions has been prepared in accordance with NI 43-101;

(q)

the Las Chispas Property is the only material property to the Corporation for the purposes of NI 43-101 and all material information with respect thereto is completely and accurately described in the Prospectuses;

(r)

(i) the information provided by the Corporation upon which the estimates of resources and the results of the Las Chispas Preliminary Economic Assessment set forth in the Prospectuses were based, at the time of delivery thereof, was complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof that would require the filing by the Corporation of a new technical report pursuant to NI 43-101; (ii) the scientific and technical information contained in the Prospectuses has been disclosed in all material respects in accordance with NI 43-101 and has been prepared by or under the supervision of a qualified person, as defined in NI 43-101; and (iii) the Corporation has filed all technical reports required to be filed pursuant to NI 43-101;

(s)

each of the Corporation and the Subsidiaries has conducted and is conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on, is in compliance with all terms and provisions of all contracts, agreements, indentures, leases, policies, instruments and licences that are material to the conduct of its business and all such contracts, agreements, indentures, leases, policies, instruments and licences are valid and binding in accordance with their terms and in full force and effect, in each case in all material respects, and no breach or default by the Corporation, or the Subsidiaries or event which, with notice or lapse or both, could constitute a material breach or material default by the Corporation, or the Subsidiaries, exists with respect thereto;

(t)

the Corporation has all requisite corporate power and capacity to enter into this Agreement and to perform the transactions contemplated hereby and the granting of the Over-Allotment Option and the issuance and sale by the Corporation of the Offered Shares have been duly authorized by all necessary corporate action of the Corporation, and this Agreement has been, duly executed and delivered by the Corporation and is a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and except as limited by the application of equitable remedies which may be granted in the discretion of a court of competent jurisdiction and that enforcement of the rights to indemnity and contribution set out in this Agreement as may be limited by applicable law;

(u)

upon their issuance, the Offered Shares will be validly allotted, issued and outstanding as fully paid and non-assessable, and registered in the names of the Underwriters or as directed by the Underwriters, as the case may be, or a permitted transferee thereof, in each case free and clear of all resale or trade restrictions (except control person restrictions and restrictions under applicable U.S. Securities Laws) and liens, charges or encumbrances of any kind whatsoever under Canadian law;

(v)

when issued and sold by the Corporation in accordance with the terms hereof, the terms of the Offered Shares shall have the rights, privileges, restrictions and conditions that conform to the rights, privileges, restrictions and conditions attaching to common shares in the capital of the Corporation set forth in the Prospectuses;

(w)

upon satisfaction of the Standard Listing Conditions, the Offered Shares will be qualified investments under the Income Tax Act (Canada) for a trust governed by a registered retirement savings plan, a registered retirement income fund, a deferred profit sharing plan, a registered education savings plan, a registered disability savings plan and for a tax-free savings account;

(x)

at the Closing Time, the Offered Shares will be listed and posted for trading on the Exchanges and the Corporation is not in default of its listing requirements on the Exchanges in any material respect;

(y)

Computershare Investor Services Inc. at its principal office in the City of Vancouver, British Columbia has been duly appointed as registrar and transfer agent for the common shares of the Corporation;

(z)

the minute books and records of the Corporation and the Subsidiaries made available to counsel for the Underwriters in connection with its due diligence investigation of the Corporation and the Subsidiaries are all of the minute books and records of the Corporation and the Subsidiaries from incorporation, as the case may be, to present and contain copies of all proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Corporation and the Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation or the Subsidiaries to the date of this Agreement not reflected in such minute books and other records;

(aa)

each of the Corporation and the Subsidiaries maintain insurance against loss of, or damage to, its material assets including property and casualty insurance for all of its operations; and all of the policies in respect of such insurance are in amounts and on terms that in the view of Corporation’s management are reasonable for operations such as these, and are in good standing and not in default it being understood that the Corporation does not maintain title insurance over any of its material properties;

(bb)

the audited financial statements of the Corporation for its fiscal year ended December 31, 2018, and notes thereto (the “Annual Financial Statements”), and the interim financial statements of the Corporation for the nine months ended September 30, 2019, and notes thereto (together with the Annual Financial Statements, the “Corporation’s Financial Statements”) incorporated by reference in the Prospectuses, are true and correct in every material respect and present fairly and accurately reflect the consolidated financial position and results of the operations of the Corporation for the periods then ended and such financial statements have been prepared in accordance with IFRS applied on a consistent basis;

(cc)

except as disclosed in the Corporation’s interim financial statements for the nine months ended September 30, 2019, there has been no change in any material respect in accounting policies or practices of the Corporation or the Subsidiaries since December 31, 2018;

(dd)

none of the Corporation nor the Subsidiaries is indebted to any of its directors or officers, other than on account of directors fees or expenses accrued but not paid, or to any of its shareholders (the “Common Shareholders”);

(ee)

the Corporation does not owe any monetary amount to any Principal or Common Shareholder on any account whatsoever, other than for (i) payment of salary, bonus and other employment or consulting compensation, (ii) reimbursement for expenses duly incurred in connection with the business of the Corporation or its Subsidiaries, and (iii) for other standard employee benefits made generally available to all employees;

(ff)	none of the Corporation nor the Subsidiaries has guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation whatsoever;

(gg)

there are no material liabilities of the Corporation or the Subsidiaries, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Corporation’s Financial Statements except those incurred in the ordinary course of its business since December 31, 2018;

(hh)

since December 31, 2018, there has not been any adverse material change of any kind whatsoever in the financial position or condition of the Corporation, or the Subsidiaries or any damage, loss or other change of any kind whatsoever in circumstances materially affecting their respective business, affairs, capital, prospects or assets, or the right or capacity of the Corporation or the Subsidiaries to carry on their business, such business having been carried on in the ordinary course except as disclosed in the Prospectuses or otherwise disclosed to the Underwriters;

(ii)

the directors, officers and key employees of the Corporation are as disclosed in the Prospectuses and the compensation arrangements with respect to the Corporation’s Named Executive Officers are as disclosed in the information circular for the Corporation’s annual general meeting held on May 30, 2019 and as amended by agreements dated July 10, 2019, and except as disclosed therein, there are no pensions, profit sharing, group insurance (other than a group health insurance policy) or similar plans or other deferred compensation plans of any kind whatsoever affecting the Corporation;

(jj)

there are no “significant acquisitions”, “significant dispositions” or “significant probable acquisitions” for which the Corporation is required, pursuant to applicable Securities Laws to include additional financial disclosure in the Prospectuses;

(kk)

all contracts and agreements material to the Corporation and the Subsidiaries, collectively, other than those entered into in the ordinary course of its business as presently conducted (collectively the “Material Contracts”) have been disclosed in the Prospectuses and neither the Corporation nor the Subsidiaries has approved, entered into any binding agreement in respect of, or has any knowledge of, the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Corporation or a Subsidiary, whether by asset sale, transfer of shares or otherwise;

(ll)	there are no amendments to the Material Contracts that have been proposed to be, or are required to be, made other than have been disclosed in the Prospectuses;

(mm)

all tax returns, reports, elections, remittances, filings, withholdings and payments of the Corporation and the Subsidiaries required by law to have been filed or made, have been filed or made (as the case may be) and are substantially true, complete and correct and all taxes owing of the Corporation as at December 31, 2018 have been paid or accrued in the Corporation’s Financial Statements;

(nn)

the Corporation and each of its Subsidiaries have been assessed for all applicable taxes and have received all appropriate refunds, made adequate provision for taxes payable for all subsequent periods and the Corporation is not aware of any material contingent tax liability of the Corporation or any of its Subsidiaries not adequately reflected in the Corporation’s Financial Statements;

(oo)

other than as disclosed in the Continuous Disclosure Materials, there are no material actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding or, to the Corporation’s knowledge, pending, threatened against or affecting the Corporation or the Subsidiaries, at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and, to the Corporation’s knowledge, there is no basis therefor;

(pp)

none of the Corporation nor the Subsidiaries has been, in any material respect, in violation of, in connection with the ownership, use, maintenance or operation of its property and assets, any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licences, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “environmental laws”); without limiting the generality of the foregoing:

(i)

the Corporation and the Subsidiaries have occupied their respective properties and have received, handled, used, stored, treated, shipped and disposed of all pollutants, contaminants, hazardous or toxic materials, controlled or dangerous substances or wastes in material compliance with all applicable environmental laws and have received all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses; and

(ii)

there are no orders, rulings or directives issued against the Corporation or the Subsidiaries, and there are no orders, rulings or directives pending or, to the knowledge of the Corporation, threatened against the Corporation or the Subsidiaries under or pursuant to any environmental laws requiring any material work, repairs, construction or capital expenditures with respect to any property or assets of the Corporation or its Subsidiaries;

(qq)

no notice with respect to any of the matters referred to in the immediately preceding paragraph, including any alleged violations by the Corporation or the Subsidiaries with respect thereto has been received by the Corporation or the Subsidiaries, and, to the knowledge of the Corporation, no writ, injunction, order or judgement is outstanding, and no legal proceeding under or pursuant to any environmental laws or relating to the ownership, use, maintenance or operation of the property and assets of the Corporation or the Subsidiaries is in progress, threatened or, to the best of the Corporation’s knowledge, pending, and, to the best of the Corporation’s knowledge, there are no grounds or conditions which exist, on or under any property now or previously owned, operated or leased by the Corporation or the Subsidiaries, on which any such legal proceeding might be commenced with any reasonable likelihood of success or with the passage of time, or the giving of notice or both, would give rise;

(rr)

none of the Corporation nor the Subsidiaries and, to the best of the Corporation’s knowledge, their respective directors or officers, are in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever, except as would not have a material adverse effect on the Corporation and the Subsidiaries, taken as a whole;

(ss)

the Corporation’s auditors who audited the Annual Financial Statements and who provided their audit report thereon, at all relevant times are and have been (i) independent public accountants as required under applicable Securities Laws, including as required by the U.S. Securities Act and by the rules of the PCAOB, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the U.S. Securities Act, and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn; there has never been a reportable event (within the meaning of National Instrument 51-102 Continuous Disclosure Obligations) between the Corporation and such auditors nor has there been any event which has led any of the Corporation’s current or former auditors to threaten to resign as auditors;

(tt)

the Prospectuses will be prepared and filed in compliance with the applicable Securities Laws, and, at the time of delivery of the Firm Shares and Option Shares to the Underwriters, the Final Prospectus will comply with the applicable Securities Laws and the Corporation shall fulfill and comply with the necessary requirements of the applicable Securities Laws in order to enable the Firm Shares, the Over-Allotment Option and any Option Shares, to be lawfully distributed in the Canadian Qualifying Jurisdictions through the Underwriters or any other investment dealers or brokers registered as such in the Canadian Qualifying Jurisdictions and acting in accordance with the terms of their registrations and the applicable Securities Laws;

(uu)

the Prospectuses will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it is made and, together with all of the information incorporated by reference in the Prospectuses, will constitute full, true and plain disclosure of all material facts relating to the Corporation and the securities to be issued pursuant to the Offering and comply with applicable Securities Laws;

(vv)

to the knowledge of the Corporation, none of the Corporation, the Subsidiaries nor, to the Corporation’s knowledge, any of their respective employees or agents have, in connection with the affairs of the Corporation, made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign, Canadian, United States or provincial or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable laws;

(ww)

the operations of the Corporation and its subsidiaries are, and have been, conducted at all times, in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator involving the Corporation or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Corporation, threatened;

(xx) (i)

other than as set forth in the Prospectuses, neither the Corporation nor any of its subsidiaries, nor any director or officer, nor, to the Corporation’s knowledge, any employee, agent, affiliate or representative of the Corporation or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)

the target of any sanctions (i) administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union or Her Majesty’s Treasury or (ii) pursuant to the U.S. Iran Sanctions Act, as amended, or Executive Order 13590 (collectively, “Sanctions”), nor

(B)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria);

(ii)

the Corporation will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(yy)

none of the Corporation, its subsidiaries or, to the knowledge of the Corporation, any director, officer, employee, agent, affiliate or representative of the Corporation or any of its subsidiaries, has, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Agency, authority or instrumentality of any jurisdiction or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift, at the time it was made, was prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the Corruption of Foreign Public Officials Act (Canada), or the rules and regulations promulgated thereunder; and the Corporation and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(zz)

no labour dispute with the employees of the Corporation or any Subsidiary currently exists or, to the knowledge of the Corporation and the Subsidiaries, is imminent. Except for a collective bargaining agreement to which Minera Llamarada is a party, neither the Corporation nor any Subsidiary is a party to any collective bargaining agreement and, to the knowledge of the Corporation and the Subsidiaries no action has been taken or is contemplated to organize any employees of the Corporation or any Subsidiary;

(aaa)	the form of the certificate representing the Firm Shares has been duly approved by the Corporation and complies with the provisions of the Business Corporations Act (British Columbia);

(bbb)

no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency in Canada is necessary or required for the performance by the Corporation of its obligations hereunder, in connection with the Offering in the Canadian Qualifying Jurisdictions, or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained, or as may be required, under applicable Securities Laws;

(ccc)

all information and documentation concerning the Corporation and the Subsidiaries (including but not limited to the Property Rights and Material Contracts), the Firm Shares, Over-Allotment Option, Option Shares, and the Offering, that has been provided in writing to the Underwriters on its request by the Corporation in connection with this Agreement is accurate and complete in all material respects and not misleading and will not omit to state any fact or information which would be material to a lead manager and Underwriters performing the services contemplated herein;

(ddd)

no Securities Commission or similar regulatory authority or the TSX or the NYSE American or the SEC has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation, and no such proceeding is, to the knowledge of the Corporation, pending, contemplated or threatened;

(eee)

the Corporation and its subsidiaries maintain “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the U.S. Exchange Act); such internal control over financial reporting and procedures are effective and compliant with NI 52-109 and the Corporation and its subsidiaries are not aware of any material weakness or significant deficiency in their internal control over financial reporting;

(fff)

the Corporation and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act); such disclosure controls and procedures are effective and compliant with NI 52-109;

(ggg)

there is and has been no failure on the part of the Corporation and any of the Corporation’s directors or officers, in their capacities as such, to comply with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications;

(hhh)

the Corporation has not taken, directly or indirectly, and will not take any action designed to or that would constitute or that would reasonably be expected to cause or result in, under Canadian Securities Laws or the U.S. Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Offered Shares;

(iii)

the Corporation will timely file such reports pursuant to the U.S. Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the U.S. Securities Act;

(jjj)

other than the Underwriters, there is no person acting or, to the knowledge of the Corporation, purporting to act at the request of the Corporation, who is entitled to any broker’s or finder’s fees in connection with the transactions contemplated herein;

(kkk)

the Corporation is not a “related issuer” or “connected issuer” (as those terms are defined in section 1.1 of National Instrument 33-105 – Underwriting Conflicts) of any registrant involved in a trade of the Offered Shares;

(lll)

the Corporation is not and, after giving effect to the offering and the sale of the Offered Shares and the application of their proceeds as described in the Prospectuses, will not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder; and

(mmm)

the interactive data in the eXtensible Business Reporting Language, or XBRL, included as an exhibit to the Registration Statement, if any, fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

7.2

Unless the Corporation and the Lead Underwriter otherwise agree in writing, neither the Corporation nor any Underwriter has made and none of them will make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule C hereto and in respect of any electronic roadshow furnished to the Lead Underwriter prior to first use and not objected to by the Lead Underwriter. Any such free writing prospectus consented to by the Lead Underwriter or the Corporation is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Corporation agrees that (i) it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it will comply with the requirements of Rules 164 and 433 under the U.S. Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

7.3	The Corporation covenants to the Underwriters that it shall:

(a)

prior to the Closing Time, fulfill to the satisfaction of the Underwriters all legal requirements (including, without limitation, compliance with applicable Securities Laws) to be fulfilled by the Corporation to enable the Offered Shares to be distributed free of resale restrictions in the Qualifying Jurisdiction, subject only to the requirements of applicable Securities Laws;

(b)

use commercially reasonable efforts to maintain its status as a “reporting issuer” or the equivalent not in default in each of the Canadian Qualifying Jurisdictions for a period of two years from the Closing Date, other than in connection with a merger, amalgamation, arrangement, take-over bid, going private transaction or other similar transaction involving the purchase of all of the outstanding common shares of the Corporation;

(c)

use commercially reasonable efforts to maintain its listing of its common shares of the Exchanges (or a similar stock exchange or quotation system) for a period of two years from the Closing Date, other than in connection with a merger, amalgamation, arrangement, take-over bid, going private transaction or other similar transaction involving the purchase of all of the outstanding common shares of the Corporation;

(d)

from and including the date of this Agreement through to and including the Closing Time, do all such acts and things necessary to ensure that all of the representations and warranties of the Corporation contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain materially true and correct and not do any such act or thing that would render any representation or warranty of the Corporation contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement materially untrue or incorrect;

(e)

not to, directly or indirectly, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or agree to, or announce any intention to, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, any additional common shares or any securities convertible or exchangeable into common shares of the Corporation, other than pursuant to (i) the exercise of the Over-Allotment Option, (ii) the grant or exercise of stock options and other similar issuances pursuant to any stock option plan or similar share compensation arrangements in place prior to the Closing Date or (iii) the SSR Agreement, for a period commencing on December 3, 2019 and ending on the date which is 90 days following the Closing Date, without the prior written consent of the Lead Underwriter, such consent not to be unreasonably withheld.

(f)

advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof; of: (i) the issuance by Securities Commissions of any order suspending or preventing the use of any of the Canadian Prospectuses; (ii) the suspension of the qualification of the Firm Shares, Over-Allotment Option or Option Shares for offering or sale in any of the Canadian Qualifying Jurisdictions; (iii) the institution, threatening or contemplation of any proceeding for any such purposes; or (iv) any requests made by Securities Commissions for amending or supplementing and of the Canadian Prospectuses or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (i) or (ii) above and, if any such order is issued, to obtain the withdrawal thereof as promptly as possible;

(g)

not reproduce, disseminate, quote from or refer to any written or oral opinions, advice, analysis and materials provided by the Underwriters to the Corporation in connection with the Offering in whole or in part at any time, in any manner or for any purpose, without the Lead Underwriter’s prior written consent in each specific instance, and the Corporation shall and shall cause its affiliates, officers, directors, shareholders, agents and advisors (including those shareholders who have an advisory relationship with the Corporation and the directors, officers, and employees of such shareholders) to keep confidential the opinions, advice, analysis and materials furnished to the Corporation by the Underwriters and its counsel in connection with the Offering;

(h)

during the period commencing on the date hereof and until completion of the distribution of any Option Shares, promptly provide to the Underwriters drafts of any press releases of the Corporation for review by the Underwriters and the Underwriters’ counsel prior to issuance, provided that any such review will be completed in a timely manner;

(i)

forthwith notify the Underwriters of any breach of any covenant of this Agreement by any party thereto, or upon it becoming aware that any representation or warranty of the Corporation contained in this Agreement is or has become untrue or inaccurate in any material respect;

(j)	use the net proceeds of the Offering substantially in the manner set out in the Final Prospectuses under the heading “Use of Proceeds”, subject to the qualification set out therein;

(k)	make management of the Corporation available to provide such assistance in marketing the Offering as the Underwriters may reasonably request; and

(l)

for each tax year that the Corporation qualifies as a “passive foreign investment company” (a “PFIC”), the Corporation will make publicly available, (a) a “PFIC Annual Information Statement” as described in U.S. Treasury Regulation Section 1.1295-1(g) (or any successor Treasury Regulation) and (b) all information and documentation that a U.S. shareholder is required to obtain for U.S. federal income tax purposes in making a qualifying electing fund election with respect to the Corporation. The Corporation may elect to provide such information on its website.

ARTICLE 8

CLOSING

8.1	The closing of the purchase and sale of the Firm Shares shall take place at the Closing Time at the offices of Koffman Kalef LLP in Vancouver, British Columbia.

8.2

The closing of the purchase and sale of any Option Shares shall be completed at the Closing Time on such date (the “Option Closing Date”), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, nor less than three nor more than five business days after the giving of the notice hereinafter referred to (provided that if the Option Closing Date is the same as the Closing Date, such notice may be given not less than two business days prior to the Option Closing Date), as shall be specified in a written notice from the Lead Underwriter, on behalf of the Underwriters, to the Corporation of the Underwriters’ determination to purchase that number of Option Shares specified in such notice. The closing of the purchase and sale of any Option Shares shall be completed at the offices of Koffman Kalef LLP in Vancouver, British Columbia. If the Over-Allotment Option is exercised, all of the provisions of this Agreement relating to the purchase by the Underwriters of the Firm Shares shall apply mutatis mutandis in relation to the purchase by the Underwriters of any Option Shares at the Closing Time on the Option Closing Date.

8.3

At the Closing Time, the Corporation shall deliver to CDS Clearing and Depository Services Inc. (“CDS”), on behalf of the Underwriters, in electronic or certificated form, the Firm Shares registered in name or names as the Lead Underwriter may notify the Corporation not less than two business days before the Closing Date. The Lead Underwriter, on behalf of the Underwriters, shall furnish to CDS not less than two business days before the Closing Date, a breakdown of the number of Firm Shares to be allocated in the book-based system of CDS to the Underwriters and other brokers or dealers which are participants of CDS and act on behalf of beneficial owners, together with the financial institution numbers of each person to whom Firm Shares are to be allocated in the book-based system. The delivery of the Firm Shares in electronic or certificated form to CDS shall be made against payment by the Underwriters to the Corporation of the aggregate purchase price, net of the Underwriting Fee, for the Firm Shares by wire transfer in immediately available funds as set forth in section 8.4.

8.4

Payment of the amount of the aggregate purchase price for the Purchased Shares, net of the Underwriting Fee and expenses in accordance with section 12.1, shall be effected by wire transfer in immediately available Canadian dollars payable to the Corporation or as the Corporation may otherwise direct the Underwriter in writing not later than 2:00 p.m. (Vancouver time) on the third business day immediately preceding the Closing Date.

ARTICLE 9

CONDITIONS PRECEDENT

9.1

The following are conditions precedent to the obligations of the Underwriters to close the transactions contemplated by this Agreement, which conditions the Corporation covenants to exercise all commercially reasonable efforts to have fulfilled at or prior to the Closing Time and which conditions may be waived in writing in whole or in part by the Underwriters at any time. If any of the conditions are not met, each of the Underwriters may terminate its obligations under this Agreement without prejudice to any other remedies it may have. At the Closing Time:

(a)

the Canadian Final Prospectus shall have been filed with the Securities Commissions and the U.S Final Prospectus and the Registration Statement shall have been filed with the SEC; the Registration Statement shall have become effective under the U.S. Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; no order having the effect of preventing or suspending the use of any prospectus (including any Issuer Free Writing Prospectus) relating to the Offered Shares shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Securities Commissions or the SEC; and all requests for additional information on the part of the Securities Commissions and the SEC shall have been complied with to the reasonable satisfaction of the Underwriters;

(b)

the Underwriters shall have received a certificate, dated the Closing Date, from the Chief Executive Officer and the Chief Financial Officer of the Corporation, or by such other senior officers satisfactory to the Underwriters, acting reasonably, certifying on behalf of the Corporation and not in their respective personal capacity and without personal liability, that:

(i)

the Corporation has complied with and satisfied, in all material respects, the covenants, terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time;

(ii)

the representations and warranties of the Corporation contained herein are true and correct in all materials respects (except in the case where such representations and warranties are qualified by “material adverse effect” or other concepts of materiality, in which case such representations and warranties shall be true and correct in all respects) as of the Closing Time with the same force and effect as if made at and as of the Closing Time, except for such representations and warranties which are made as of a specific date other than the Closing Date; and

(iii)

there has been no material adverse change, financial or otherwise, as at the Closing Date, in the business, operations, or condition (financial or otherwise) of the Corporation and its subsidiaries (taken as a whole) from that disclosed in the Canadian Final Prospectus, the U.S. Final Prospectus or any Prospectus Amendment;

(c)

the Corporation shall have furnished to the Underwriters evidence that the Offered Shares have been conditionally approved for listing and trading on the TSX and that the Offered Shares purchased at that time will be posted for trading on the TSX and authorized for trading on the NYSE American on the Closing Date;

(d)

the Underwriters shall have received a comfort letter of the Corporation’s auditor addressed to the Underwriters, the Corporation and the board of directors of the Corporation, and dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing the information contained in the comfort letter or letters from such auditor referred to in section 3.1(e) hereof forward to the Closing Time, which comfort letter shall be based on a review having a cut-off date not more than three business days prior to the Closing Date;

(e)

the Underwriters shall have received, dated the Closing Date (i) legal opinions from Koffman Kalef LLP, Canadian counsel for the Corporation (or where applicable, opinions of local counsel as to the laws other than those of Canada and the Province of British Columbia), to the effect set forth in Schedule A hereto, (ii) legal opinions and a negative assurance letter from Dorsey & Whitney LLP, U.S. counsel for the Corporation, to the effect set forth in Schedule B hereto, (iii) legal opinions from Borden Ladner Gervais LLP, Canadian counsel for the Underwriters, with respect to the offering and sale of the Offered Shares in Canada, the Canadian Final Prospectus and other related matters as the Underwriters may reasonably require, and (iv) legal opinions and a negative assurance letter from Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Underwriters, with respect to the offering and sale of the Offered Shares in the United States, the Registration Statement, the U.S. Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, it being understood that counsel for the Underwriters may rely on the opinions of counsel for the Corporation and the opinions of local counsel in the Canadian Qualifying Jurisdictions as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and that all counsel may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Corporation, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors’ rights laws and public policy considerations;

(f)

the Underwriters shall have received favourable legal opinions from counsel to the Corporation in the relevant local jurisdictions, dated as of the Closing Date and in form and substance acceptable to the Underwriters, acting reasonably, with respect to title to and ownership rights in Corporation’s material property being the Las Chispas Property;

(g)

evidence satisfactory to the Lead Underwriter that FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements of the offering and sale of the Offered Shares; and

(h)

at the Closing Time, certificates of good standing (or equivalent) for the Corporation and the Subsidiaries, each dated within one business day (or such earlier or later date as the Underwriters may accept) of the Closing Date;

(i)

at the Closing Time, a certificate of the registrar and transfer agent of the common shares of the Corporation, which certifies the number of common shares of the Corporation issued and outstanding on the date prior to the Closing Date;

(j)

the Underwriters shall have received at the Closing Time, such other materials (the “Closing Materials”) as the Underwriters may reasonably require and as are customary in a transaction of this nature, and the Closing Materials will be addressed to the Underwriters and to such parties as may be reasonably directed by the Underwriters and will be dated as of the Closing Date or such other date as the Underwriters may reasonably require;

ARTICLE 10

TERMINATION

10.1

Except as otherwise provided herein, all terms and conditions set out herein shall be construed as conditions and any breach or failure by the Corporation to comply with any material conditions in favour of the Underwriters shall entitle the Underwriters to terminate in accordance with section 10.2(d) its obligation to purchase the Firm Shares and any Option Shares by written notice to that effect given to the Corporation prior to the Closing Time on the Closing Date or Option Closing Date (as applicable). The Corporation shall use its commercially reasonable efforts to cause all conditions in this Agreement to be satisfied. It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to its rights in respect of any subsequent breach or non-compliance, provided that to be binding on the Underwriters, any such waiver or extension must be in writing.

10.2

In addition to the completion of satisfactory due diligence by the Closing Date, and any other remedies which may be available to the Underwriters, this Agreement and any obligation of the Underwriters to purchase Firm Shares and any Option Shares may be terminated by the Lead Underwriter, on behalf of the Underwriters, upon delivery of written notice to the Corporation at any time up to the closing of the Offering if at any time prior to the closing of the Offering:

(a)

there shall have occurred any material change in the business, affairs, operations, assets, liabilities (contingent or otherwise), or capital of the Corporation, or, change in any material fact, or have arisen or been discovered any new material fact or the Underwriters shall have become aware of any undisclosed material fact, that would be expected to in the opinion of the Lead Underwriter, acting reasonably, on behalf of the Underwriters, have a material adverse effect on the market price or value of the common shares of the Corporation; or

(b)

any order to cease or suspend trading in any securities of the Corporation or prohibiting or restricting the distribution of any securities of the Corporation is made, or proceedings are announced, commenced or threatened for the making of any such order, by any securities commission or similar regulatory authority, the Exchanges or any other competent authority, and has not been rescinded, revoked or withdrawn; or

(c)

any inquiry, action, suit, investigation or other proceeding (formal or informal) is made, announced or threatened, or any order is issued, or any law or regulation is promulgated, changed or announced, by any domestic or foreign federal, provincial, state, municipal or other domestic or foreign government department, commission, board, bureau, agency or instrumentality, including without limitation, the Exchanges or any securities regulatory authority, which, in the opinion of the Lead Underwriter, acting reasonably, prevents or restricts trading of the securities of the Corporation or adversely affects or will adversely affect the financial markets or the business, operations or affairs of the Corporation; or

(d)

if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which, in the opinion of the Lead Underwriter seriously adversely affects or involves, or would reasonably be expected to seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Corporation and the Subsidiaries, taken as a whole; or

(e)	the Corporation is in breach of any material term, condition or covenant of this Agreement or any material representation or warranty given by the Corporation in this Agreement is or becomes false; or

(f)	the Corporation is required to obtain the approval of any of its security holders in order to close the Offering.

10.3

The Lead Underwriter shall make reasonable efforts to give notice to the Corporation (in writing or by other means) of the occurrence of any of the events referred to in section 10.2 provided that neither the giving nor the failure to give such notice shall in any way affect the entitlement of the Lead Underwriter to exercise its rights under section 10.2, on behalf of the Underwriters, at any time prior to or at the Closing Time on the Closing Date or the Option Closing Date (as the case may be).

10.4

The rights of termination contained in this Article 10 as may be exercised by the Lead Underwriter, on behalf of the Underwriters, are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement.

10.5

If the obligations of the Underwriters are terminated under this Agreement pursuant to these termination rights, the Corporation’s liabilities to the Underwriters shall be limited to the Corporation’s obligations under subsection 7.3(h), Article 10, Article 11, and Article 12.

ARTICLE 11

INDEMNIFICATION AND CONTRIBUTION

11.1

The Corporation (the “Indemnitor”) agrees to indemnify and hold harmless each Underwriter and its respective affiliates, its respective present and former directors, officers, employees, partners, advisors, shareholders and each other person, if any, controlling an Underwriter or any of its affiliates (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”), to the full extent lawful, from and against any and all expenses, losses, claims, actions, damages and liabilities, joint or several, (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party) to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, actions, damages or liabilities relate to, are caused by, result from, arise out of or are based upon, directly or indirectly

(a)

any breach of or default under any representation, warranty, covenant or agreement of the Corporation in this Agreement or any other document to be delivered in connection with the Offering, or the failure of the Corporation to comply with any of its obligations under this Agreement or under those other documents;

(b)	the Corporation not complying with any requirement of any securities laws relating to the Offering of the Firm Shares and Option Shares;

(c)

any information or statement contained in any of the Offering Documents or any other document or material filed or delivered by or on behalf of the Corporation in connection with the Offering (except any information or statement relating solely to the Underwriters and furnished by the Underwriters, through the Lead Underwriter, in writing, specifically for use in such documents, being or being alleged to be an untrue statement or misrepresentation);

(d)

any omission or alleged omission to state in any Offering Document filed or delivered by or on behalf of the Corporation in connection with the Offering (except facts relating solely to the Underwriters and furnished by the Underwriters, through the Lead Underwriter, in writing, specifically for use in such documents), required to be stated in such Offering Document or necessary to make any statement in such Offering Document not misleading in light of the circumstances under which it was made; or

(e)

any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange or any other governmental authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation contained in any of the Offering Documents or in any certificate or other document of the Corporation filed or delivered in connection with the Offering or based on any failure to comply with the securities laws (except an untrue statement, omission or misrepresentation relating solely to the Underwriters and furnished by them, through the Lead Underwriter, in writing, specifically for use in such documents) preventing or restricting the trading in or the sale or distribution of the Firm Shares and Option Shares.

11.2

Notwithstanding the foregoing, this indemnity shall not apply to an Indemnified Party to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such expenses, losses, claims, actions, costs, damages or liabilities to which the Indemnified Party may be subject were caused by the breach of this Agreement, fraud, gross negligence or wilful misconduct of such Indemnified Party.

11.3

The Indemnitor also agrees that no Indemnified Party will have any liability (either direct or indirect, in contract or tort or otherwise) to the Indemnitor or any person asserting claims on the Indemnitor’s behalf or in right for or in connection with the Offering, except to the extent that any expenses, losses, claims, actions, costs, damages or liabilities incurred by the Indemnitor are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted from the breach of this Agreement, fraud, gross negligence or wilful misconduct of such Indemnified Party.

11.4

If for any reason (other than a determination by a court of competent jurisdiction in a final judgment that has become non-appealable that such expenses, losses, claims, actions, costs, damages or liabilities to which the Indemnified Party may be subject were caused by the breach of this Agreement, fraud, negligence or wilful misconduct of such Indemnified Party) the indemnification provided for herein is unavailable to any Indemnified Party or is insufficient to hold any Indemnified Party harmless, the Indemnitor shall contribute to the amount paid or payable by any Indemnified Party as a result of such expense, loss, claim, action, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Indemnified Party on the other hand but also the relative fault of the Indemnitor or any Indemnified Party as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by any Indemnified Party as a result of such expense, loss, claim, action, damage or liability in excess of such amount over the aggregate amount of the fee received by the Underwriters pursuant to the Offering.

11.5

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or any Indemnified Party by any governmental authority or stock exchange or if such authority or exchange shall investigate the Indemnitor and/or any Indemnified Party and such Indemnified Party shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with or by reason of this Agreement, such Indemnified Party shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse an Underwriter for time spent by its, or any of its affiliates, directors, officers, employees, partners or agents (collectively, “Personnel”) in connection therewith based on such Underwriter’s then current schedule of per diem fees for its personnel) and out-of-pocket expenses incurred by its Personnel in connection therewith shall be paid by the Indemnitor as they occur.

11.6

Promptly after receiving notice of an action, suit, proceeding or claim against any Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor pursuant to this indemnity, such Indemnified Party will notify the Indemnitor in writing of the particulars thereof, will provide copies of all relevant documentation to the Indemnitor and, unless the Indemnitor assumes the defence thereof, will keep the Indemnitor advised of the progress thereof and will discuss all significant actions proposed. The omission so to notify the Indemnitor shall not relieve the Indemnitor of any liability which the Indemnitor may have to any Indemnified Party, except only to the extent that any such delay in or failure to give notice as herein required prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Indemnitor would otherwise have under this indemnity had an Indemnified Party not so delayed in or failed to give the notice required hereunder.

11.7

The Indemnitor shall have 30 days after receipt of the notice, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel. Upon the Indemnitor notifying an Indemnified Party in writing of its election to assume the defence and retaining counsel, the Indemnitor shall not be liable to such Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with such defence. If such defence is assumed by the Indemnitor, the Indemnitor throughout the course thereof will provide copies of all relevant documentation to the Indemnified Party, will keep the Indemnified Party advised of the progress thereof and will discuss with the Indemnified Party all significant actions proposed.

11.8

Notwithstanding the foregoing, any Indemnified Party shall have the right, at the Indemnitor’s expense, to employ counsel of such Indemnified Party’s choice, in respect of the defence of any action, suit, proceeding, claim or investigation if: (i) the employment of such counsel has been authorized by the Indemnitor; (ii) the Indemnitor has not assumed the defence and employed counsel therefor within 30 days after receiving notice of such action, suit, proceeding, claim or investigation; (iii) the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnitor; or (iv) counsel retained by the Indemnitor or the Indemnified Party has advised the Indemnified Party in writing that representation of both parties by the same counsel would be inappropriate because there is a conflict of interest between the Indemnitor and the Indemnified Party or the subject matter of the action, suit, proceeding, claim or investigation may not fall within the indemnity set forth herein (in either of which events the Indemnitor shall not have the right to assume or direct the defence on the Indemnified Party’s behalf).

11.9

No admission of liability and no settlement of any action, suit, proceeding, claim or investigation shall be made without the consent of the Indemnified Parties affected, such consent not to be unreasonably withheld. No admission of liability shall be made and the Indemnitor shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent, such consent not to be unreasonably withheld.

11.10

The Indemnitors hereby acknowledges that the Underwriters act as trustee for the other Indemnified Parties of the Indemnitor’s covenants under this indemnity with respect to such persons and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

11.11

This indemnity and contribution obligations of the Indemnitor hereunder shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, and any Indemnified Party. The foregoing provisions shall survive the completion of the Offering.

ARTICLE 12

EXPENSES

12.1

If the transactions herein contemplated are completed, all expenses of or incidental to the issue and offering of the Offered Shares shall be borne by the Corporation, including, without limitation, expenses payable in connection with the qualification of the Offered Shares for Distribution in the Canadian Qualifying Jurisdictions and in the United States; the preparation, printing, issuance and delivery of certificates for the Offered Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Shares; if applicable, any registration or qualification of the Offered Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees relating to such registration and qualification); any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters, such reasonable fees and expenses not to exceed U.S.$20,000, relating to such filings); the travel, transportation and other expenses of the Corporation in connection with presentations to prospective purchasers of the Offered Shares; all other costs and expenses of the Corporation and its representatives incidental to the performance by the Corporation of its obligations hereunder; the fees and expenses of counsel and auditor for the Corporation; listing fees; and all costs incurred in connection with the preparation, translation, printing, filing and delivery of the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses and any marketing materials and Issuer Free Writing Prospectus, excepting Underwriters’ out-of-pocket expenses and the fees and expenses of counsel for the Underwriters. The Underwriters’ reasonable out-of-pocket expenses and fees and expenses of counsel for the Underwriters (except as set out in the previous sentence) shall be paid by the Underwriters except that the Underwriters will be reimbursed by the Corporation for all of the reasonable fees and expenses incurred by the Underwriters (including the reasonable fees and expenses of their counsel) if the sale of the Offered Shares as contemplated herein is not completed other than by reason of default by any of the Underwriters.

ARTICLE 13

UNDERWRITING PERCENTAGES

13.1

The obligations of the Underwriters hereunder, including the obligation to purchase Firm Shares and if the Over-Allotment Option is exercised, any obligation to purchase Option Shares at the Closing Time shall be several, and not joint, and shall be limited to the percentages of the aggregate percentage of the Firm Shares and Option Shares set out opposite the name of the Underwriters below:

National Bank Financial Inc.	25.0%
Desjardins Securities Inc.	14.0%
Scotia Capital Inc.	14.0%
Eight Capital	13.0%
Canaccord Genuity Corp.	10.0%
PI Financial Corp.	8.0%
RBC Dominion Securities Inc.	6.0%
Cormark Securities Inc.	5.0%
BMO Nesbitt Burns Inc.	3.0%
Beacon Securities Limited	1.0%
Roth Capital Partners, LLC	1.0%

100%

13.2

In the event that any Underwriter shall at the Closing Time fail to purchase its percentage of the Firm Shares or Option Shares as provided in section 13.1 (a “Defaulting Underwriter”) and the percentage of Firm Shares or Option Shares that have not been purchased by the Defaulting Underwriter represents 5% or less of the aggregate Firm Shares or Option Shares, the other Underwriters shall be severally, and not jointly, nor jointly and severally, obligated, to purchase all of the Firm Shares and Option Shares that the Defaulting Underwriter has failed to purchase; the Underwriters shall purchase such Firm Shares and Option Shares pro rata to its respective percentages aforesaid or in such other proportions as they may otherwise agree. In the event that the percentage of Firm Shares or Option Shares that have not been purchased by a Defaulting Underwriter represents more than 5% of the aggregate Firm Shares or Option Shares, the other Underwriters shall have the right, but shall not be obligated, to purchase all of the percentage of the Firm Shares and Option Shares which would otherwise have been purchased by the Defaulting Underwriter; the Underwriter exercising such right shall purchase such Firm Shares and Option Shares, if applicable, pro rata to its respective percentages aforesaid or in such other proportions as they may otherwise agree. In the event that such right is not exercised, the others that are not in default shall be relieved of all obligations to the Corporation arising from such default. Nothing in this section shall oblige the Corporation to sell to the Underwriters less than all of the Firm Shares (or in the event of the exercise of the Over-Allotment Option in whole or in part, the Option Shares in respect of which the Over-Allotment Option has been exercised) or relieve from liability to the Corporation any Underwriter which shall be so in default.

ARTICLE 14

LEAD UNDERWRITER

14.1

All steps which must or may be taken by the Underwriters in connection with this Agreement but with the exception of the steps contemplated by Article 10, Article 11, Article 12 and Article 13 hereof may be taken by the Lead Underwriter on the Underwriters’ behalf, and this Agreement is the Corporation’s authority for dealing solely with, and accepting notification from, the Lead Underwriter with respect to any such steps on its behalf. Other than as set forth in this section 14.1, no action by any Underwriter shall be binding on any other Underwriter.

ARTICLE 15

GENERAL

15.1

Any notice to be given hereunder shall be in writing and may be given by electronic mail (email) or by hand delivery and shall, in the case of notice to the Corporation, be addressed and e-mailed or delivered to:

SilverCrest Metals Inc.

#501 – 570 Granville Street

Vancouver, BC, V6C 3P1

Attention:	N. Eric Fier
Email:	eric@silvercrestmetals.com

with a copy to:

Koffman Kalef LLP

885 W Georgia Street

Vancouver, BC V6C 3H4

Attention:	Bernard Poznanski
Email:	bp@kkbl.com

and to:

Dorsey & Whitney LLP

TD Canada Trust Tower

Brookfield Place, 161 Bay Street, Suite 4310

Toronto, ON M5J 2S1

Attention:	James B. Guttman
Email:	guttman.james@dorsey.com

and in the case of the Underwriters, be addressed and emailed or delivered as follows:

National Bank Financial Inc.

475 Howe Street, Suite 3000

Vancouver, BC V6C 2B3

Attention:	Morten Eisenhardt
Email:	Morten.Eisenhardt@nbc.ca

with a copy to:

Borden Ladner Gervais LLP

1200 Waterfront Centre, 200 Burrard Street

Vancouver, BC V7X 1T2

Attention:	Graeme D. Martindale
Email:	gmartindale@blg.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:	Adam M. Givertz
Email:	agivertz@paulweiss.com

The Corporation and the Underwriters may change its respective addresses for notice by notice given in the manner referred to above.

Any notice or other communication shall be in writing and, unless delivered personally to a responsible officer of the addressee, shall be given by e-mail, and shall be deemed to be given at the time e-mailed or delivered, if e-mailed or delivered to the recipient on a business day (in the city in which the addressee is located) and before 5:00 p.m. (local time in the city in which the addressee is located) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (local time in the city in which the addressee is located) on the next following business day (in the city in which the addressee is located). Any party hereto may change its address for notice by notice to the other parties hereto given in the manner herein provided.

15.2

Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this section 15.2 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

15.3

This Agreement constitutes the entire agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein and this Agreement supersedes any previous agreements, arrangements or understandings among the parties, including the “bought deal” offering letter dated December 3, 2019.

15.4	The headings in this Agreement are for reference only and do not constitute terms of this Agreement.

15.5

Except as expressly provided for in this Agreement, all warranties, representations, covenants and agreements of the Corporation herein contained, or contained in, documents submitted or required to be submitted pursuant to this Agreement, shall survive the purchase by the Underwriters of the Firm Shares and any Option Shares and shall continue in full force and effect, regardless of the closing of the sale of the Firm Shares and any Option Shares and regardless of any investigation which may be carried on by the Underwriters, or on its behalf, subject only to the applicable limitation period prescribed by law. For greater certainty, the provisions contained in this Agreement in any way related to the indemnification or the contribution obligations, including those provided for in Article 11, shall survive and continue in full force and effect, subject only to the applicable limitation period prescribed by law.

15.6

Each of National Bank Financial Inc. or its affiliates, own or control an equity interest in TMX Group Limited (“TMX Group”) and has a nominee director serving on TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the Toronto Stock Exchange, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

15.7

No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

15.8

The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

15.9	This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

15.10

This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the Canadian federal laws applicable therein (excluding any conflict of law rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction). Each of the Corporation and the Underwriters irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of British Columbia with respect to any matter arising hereunder or relating hereto.

15.11	The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

15.12

The parties may sign this Agreement in as many counterparts as may be deemed necessary and may be delivered by facsimile, all of which so signed and delivered shall be deemed to be an original and together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying counterparts of this Agreement and return same to the Underwriters whereupon this Agreement as so accepted shall constitute an agreement between the Corporation and the Underwriters enforceable in accordance with its terms.

[Signature Page Follows]

NATIONAL BANK FINANCIAL INC.		DESJARDINS SECURITIES INC.

Per:	/s/ Morten Eisenhardt	Per:	/s/ Bruno Kaiser
	Morten Eisenhardt		Bruno Kaiser

SCOTIA CAPITAL INC.		EIGHT CAPITAL

Per:	/s/ Marcus Chalk	Per:	/s/ Patrick McBride
	Marcus Chalk		Patrick McBride

CANACCORD GENUITY CORP.		PI FINANCIAL CORP.

Per:	/s/ David Sadowski	Per:	/s/ Dan Barnholden
	David Sadowski		Dan Barnholden

RBC DOMINION SECURITIES INC.		CORMARK SECURITIES INC.

Per:	/s/ Hugh Samson	Per:	/s/ Darren Wallace
	Hugh Samson		Darren Wallace

BMO NESBITT BURNS INC.		BEACON SECURITIES INC.

Per:	/s/ Jamie Rogers	Per:	/s/ Stephen Delaney
	Jamie Rogers		Stephen Delaney

ROTH CAPITAL PARTNERS, LLC

Per:	/s/ Joseph (J.) Barry
Joseph (J.) Barry

The foregoing is accepted and agreed to effective as of the date appearing on the first page of this Agreement.

SILVERCREST METALS INC.

Per:	/s/ N. Eric Fier
N. Eric Fier
Chief Executive Officer

SCHEDULE A

OPINION OF KOFFMAN KALEF LLP

CANADIAN COUNSEL TO THE CORPORATION

(a)

each of the Corporation and its Subsidiaries is a corporation duly incorporated, continued, or amalgamated, as the case may be, and validly existing and is in good standing under the laws of the jurisdiction in which it was incorporated, continued, or amalgamated, as the case may be;

(b)

each of the Corporation and its Subsidiaries has all requisite corporate power and capacity to carry on its business as now conducted as described in the Canadian Final Prospectus and to own, lease and operate its property and assets described in the Canadian Final Prospectus and the Corporation has the requisite corporate power and capacity to execute and deliver this Agreement and to carry out the transactions contemplated hereby;

(c)	the Corporation’s ownership interest in its Canadian Subsidiaries;

(d)	the authorized and issued capital of the Corporation and of its Canadian Subsidiaries;

(e)

all necessary corporate action having been taken by Corporation to authorize the execution and delivery of this Agreement and the performance by the Corporation of its obligations hereunder and to authorize the issuance, sale and delivery of the Firm Shares and Option Shares and the grant of the Over-Allotment Option;

(f)	the Offered Shares have been validly created and will be issued as fully-paid and non-assessable common shares in the capital of the Corporation upon full payment therefor;

(g)

the form and terms of the definitive certificate representing the Offered Shares have been approved by the directors of the Corporation and comply in all material respects with the Business Corporations Act (British Columbia), the notice of articles and articles of the Corporation and the rules and by-laws of the Exchanges;

(h)	the Corporation has all necessary corporate power and capacity: (i) to execute and deliver this Agreement and perform its obligations under this Agreement; and (ii) to issue the Offered Shares;

(i)	all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of each of the Canadian Prospectuses and the filing thereof with the Securities Commissions;

(j)

this Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualification that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement may be limited by applicable law;

A-1

(k)

the execution and delivery of this Agreement, the fulfillment of the terms hereof by the Corporation and the offering, issuance, sale and delivery of the Firm Shares and Option Shares do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with any of the terms, conditions or provisions of the articles or notice of articles of the Corporation;

(l)	Computershare Investor Services Inc. is the duly appointed registrar and transfer agent for the common shares of the Corporation;

(m)

all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each Qualifying Jurisdiction to qualify the distribution of the Firm Shares, the Over-Allotment Option and the Option Shares in each of the Canadian Qualifying Jurisdictions through persons who are duly registered under applicable Securities Laws and who have complied with the relevant provisions of such applicable laws; and

(n)	as to the accuracy of the statements under the headings “Eligibility For Investment” in the Prospectuses.

A-2

SCHEDULE B

OPINION OF DORSEY & WHITNEY LLP

U.S. COUNSEL TO THE CORPORATION

1.

The statements in the U.S. Prospectus under the heading “Certain United States Federal Tax Considerations” to the extent that they constitute summaries of United States federal law or regulations or legal conclusions, fairly summarize the matters described under that heading in all material respects.

2.

Assuming the compliance of the Canadian Prospectuses, including the documents incorporated by reference therein, with the requirements of the securities laws and regulations of the Province of British Columbia and other requirements of Canadian law, the Registration Statement and the U.S. Prospectus (other than the financial statements, including schedules, and other financial and statistical information contained therein or omitted therefrom, as to which we express no opinion) appear on their face to be appropriately responsive as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder; the Form F-X, as of its date, appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act.

3.

No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities laws, as to which we express no opinion) is required on the part of the Company under any Applicable Law for the issuance or sale of the Common Shares, the execution and delivery by the Company of the Underwriting Agreement or the performance by the Company of its obligations thereunder. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America. For purposes of this opinion, the term “Applicable Law” means those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement.

4.

The issuance and sale of the Common Shares under the Underwriting Agreement, the execution and delivery by the Company of the Underwriting Agreement and the performance of its obligations thereunder will not (i) breach or result in a default under any agreement, indenture or instrument listed on Schedule A hereto, (ii) violate Applicable Law, or (iii) violate any judgment, order or decree of any Governmental Authority binding upon the Company listed on Schedule B hereto.

5.

The Company is not, and, after giving effect to the Offering and the application of the proceeds thereof as described in the U.S. Prospectus under the heading “Use of Proceeds,” will not be, required to be registered as an investment company under the United States Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

B-1

In rendering such opinion, such counsel may include customary assumptions and qualifications and may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, acting reasonably, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Corporation and public officials and on the representations and warranties of the Corporation made in the Underwriting Agreement. References to the U.S. Final Prospectus in this Schedule B include any supplements thereto at the Closing Date.

Such counsel will state in a separate letter that they have participated in conferences with officers and other representatives of the Company, representatives of Canadian counsel for the Company, representatives of the independent registered public accountants for the Company and representatives of the Underwriters and its counsel at which conferences the contents of the Registration Statement and the U.S. Prospectus and related matters were discussed. In addition, they have reviewed certain records and other documents furnished to them by the Company. They did not participate in the preparation of the documents incorporated by reference into the U.S. Prospectus and the Registration Statement.

The purpose of their professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, or the U.S. Prospectus, and they have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement or the U.S. Prospectus, including, in each case, any information incorporated by reference therein. Moreover, they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the U.S. Prospectus, including, in each case, any information incorporated by reference therein (other than as explicitly stated in paragraph 1 above).

Subject to the foregoing, they confirm to the Underwriters that, on the basis of the information they gained in the course of performing the services referred to above, nothing has come to their attention that would lead them to believe that (a) at the time it became effective, the Registration Statement (except for the financial statements, financial statement schedules and other financial or accounting data and all information regarding mineral properties derived from the reports of the “qualified persons” that have consented to the reference to their names and the inclusion of their reports in the Registration Statement included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case as to which they express no such belief), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) at the time the U.S. Prospectus was issued or at the Closing Time, the U.S. Prospectus (except for the financial statements, financial statement schedules and other financial or accounting data and all information regarding mineral properties derived from the reports of the “qualified persons” that have consented to the reference to their names and the inclusion of their reports in the Registration Statement included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case as to which they express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

B-2

SCHEDULE C

ISSUER FREE WRITING PROSPECTUSES

Term Sheet dated December 3, 2019 (included in Schedule G)

Press release announcing the offering of Offered Shares dated December 3, 2019

C-1

SCHEDULE D

SUBSIDIARIES

The subsidiaries of the Corporation are as follows:

•	Compañia Minera La Llamarada, S.A. de C.V. held as to 256,174,647 shares by NorCrest Metals Inc. and as to 1 share by Anne Yong in trust for the Corporation;

•	Babicanora Agrícola Noroeste, S.A. de C.V. held as to 9,999 shares by NorCrest Metals Inc. and as to 1 share by N. Eric Fier in trust for the Corporation; and

•	NorCrest Metals Inc. held as to 50,099 shares by the Corporation.

D-1

SCHEDULE E

OUTSTANDING CONVERTIBLE SECURITIES

Warrants

The following table sets forth details for all common share purchase warrants of the Corporation that were issued but not yet exercised or expired prior to the date of this Agreement.

Date of Issue	Number of warrants issued	Exercise Price ($)	Expiry Date
December 19, 2017	2,073,501	$1.45	December 19, 2019
January 11, 2019	50,000	$4.03	January 11, 2021

Stock Options

The following table sets forth details for all outstanding stock options of the Corporation that were issued under the Corporation’s stock option plan.

Date of Grant	Number of options outstanding	Exercise Price ($)	Expiry Date
December 9, 2015	1,225,000	$0.16	December 9, 2020
October 17, 2016	100,000	$2.56	October 17, 2021
December 9, 2016	1,240,000	$2.30	December 9, 2021
December 9, 2016	25,000	$2.30	June 30, 2020
January 3, 2017	100,000	$2.55	January 3, 2022
August 4, 2017	765,000	$1.88	August 4, 2022
August 4, 2017	12,500	$1.88	June 30, 2020
January 2, 2018	500,000	$1.84	January 2, 2023
January 4, 2018	877,500	$1.94	January 4, 2023
January 4, 2018	12,500	$1.94	June 30, 2020
May 31, 2018	100,000	$2.69	May 31, 2023
November 11, 2018	100,000	$3.41	November 11, 2023
November 13, 2018	200,000	$3.30	November 13, 2023
December 14, 2018	1,570,000	$3.24	December 14, 2023
December 14, 2018	5,000	$3.24	June 30, 2020
May 30, 2019	150,000	$4.54	May 30, 2024
September 4, 2019	975,000	$8.21	September 4, 2024
October 17, 2019	7,500	$7.89	October 17, 2024

E-1

SCHEDULE F

LIST OF LAS CHISPAS PROPERTY RIGHTS

Mining Concessions

Concession Name	Title Number	Registration Date	End Date	Surface Area (ha)	Concession Holder
EL BERVANO FRACCION 1	212027	8/25/2000	8/24/2050	53.4183	Minera Llamarada
EL BERVANO FRACCION 2	212028	8/25/2000	8/24/2050	0.9966	Minera Llamarada
LAS CHISPAS UNO	188661	11/29/1990	11/28/2040	33.711	Minera Llamarada
EL SIETE	184913	12/6/1989	12/5/2039	43.239	Minera Llamarada
BABICANORA GRANDE	159377	10/29/1973	10/28/2023	16.00	Minera Llamarada
FERNANDEZ LEAL	190472	4/29/1991	4/28/2041	3.1292	Minera Llamarada
GUILLERMO TELL	191051	4/29/1991	4/28/2041	5.6521	Minera Llamarada
LIMANTOUR	191060	4/29/1991	4/28/2041	4.5537	Minera Llamarada
SAN GOTARDO	210776	11/26/1999	11/25/2049	3.6171	Minera Llamarada
LAS CHISPAS	156924	5/12/1972	5/11/2022	4.47	Minera Llamarada
LA FORTUNA*	Untiled Claim	APPLICATION PENDING	APPLICATION PENDING	15.28	Minera Llamarada
ESPIRITU SANTO FRACC. I	217589	8/6/2002	8/5/2052	733.3232	Minera Llamarada
ESPIRITU SANTO FRACC. II	217590	8/6/2002	8/5/2052	0.877	Minera Llamarada
LA CRUZ	223784	2/15/2005	2/14/2055	14.436	Minera Llamarada
LOPEZ**	190855	4/29/1991	4/28/2041	1.7173	Lopez Mejia – Espina – Cruz
NUEVO BABICANORA FRACC. I	235366	11/18/2009	11/17/2059	392.5760	Minera Llamarada
NUEVO BABICANORA FRACC. II	235367	11/18/2009	11/17/2059	9.8115	Minera Llamarada

NUEVO BABICANORA FRACC. III	235368	11/18/2009	11/17/2059	2.2777	Minera Llamarada
NUEVO BABICANORA FRACC. IV	235369	11/18/2009	11/17/2059	3.6764	Minera Llamarada
NUEVO LUPENA***	212971	2/20/2001	2/19/2051	13.0830	Minera Llamarada
PANUCO II ****	193297	Cancelled (legal recourse pending)	Cancelled (legal recourse pending)	12.93	Minera Llamarada
LA VICTORIA	216994	6/5/2002	6/4/2052	24.0000	Minera Llamarada
LAS CHISPAS 3-A	245423	1/24/2017	1/23/2067	1.0809	Minera Llamarada
LAS CHISPAS 3-B	245424	1/24/2017	1/23/2067	0.3879	Minera Llamarada
LAS CHISPAS 3-C	245425	1/24/2017	1/23/2067	0.3413	Minera Llamarada
LAS CHISPAS 3-D	245426	1/24/2017	1/23/2067	0.3359	Minera Llamarada
LAS CHISPAS 3-E	245427	1/24/2017	1/23/2067	0.4241	Minera Llamarada
LAS CHISPAS 3-F	245428	1/24/2017	1/23/2067	5.6112	Minera Llamarada

Notes:

*	Non-titled applications No.082/39410 and 082/38731

**

Lopez: Property Option is subject to area of interest under the Local Mexican Company agreement. Minera Llamarada has a 66.7% option on Lopez—remainder is owned by local persons. The acquisition of 66.7% title by Llamarada is subject to a condition precedent consisting of the relinquishment of first rights of refusal by owner of the remainder 33.3% title. If such owner exercises its first right of refusal, Llamarada’s title ownership will not come into effect.

***

Nuevo Lupena; A 2% Net Smelter Return royalty is payable to the previous concession holder Gutierrez-Perez-Ramirez of the NUEVO LUPENA and PANUCO II (pending registry) concessions for material that has processed grades of equal to or greater than 40 ounces per tonne of silver and 0.5 ounce per tonne of gold, combined.

****	Panuco II: Concession status currently is “cancelled” – revision recourse seeking reinstatement is pending.

Las Chispas Surface Ownership or Lease

Ranch Name	Registration Date	End Date	Surface Area (ha)	Concession Holder
Babicanora	April 17, 2017	Own	2,500	Minera Llamarada
Cuesta Blanca	February 23, 2018	Own	671.93	Minera Llamarada
Tetuachi	November 28, 2017	20 year lease, November 28, 2037	3.23	Minera Llamarada
Ejido Bamori	November 18, 2015	20 year lease, November 18, 2035	315	Minera Llamarada

SCHEDULE G

MARKETING MATERIALS

SILVERCREST METALS INC.

TERM SHEET

Dated December 3, 2019

A preliminary short form prospectus containing important information relating to the securities described in this document has not yet been filed with the securities regulatory authorities in each of the provinces of Canada other than Québec. A copy of the preliminary short form prospectus, and any amendment, is required to be delivered to any investor that received this document and expressed an interest in acquiring the offered securities. There will not be any sale or any acceptance of an offer to buy the securities until a receipt for the final prospectus has been issued. This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the preliminary short form prospectus, the final short form prospectus and any amendment for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision. The Company has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. The securities described in this communication may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from National Bank Financial Inc. at 130 King Street West, 4th Floor Podium, Toronto, ON M5X 1J9, Tel: (416) 869-6534, Fax: (416) 869-1010.

Issuer:	SilverCrest Metals Inc. (“SilverCrest” or the “Company”)

Offering:	11,000,000 common shares (the “Firm Shares”)

Gross Proceeds:	C$80,080,000 (C$92,092,000 assuming the Over-Allotment Option is exercised in full)

Offering Price:	C$7.28 per Common Share

Over-Allotment Option:

The Underwriters will be granted an option, exercisable in whole or in part at any time up to 30 days after the Closing Date, to purchase from SilverCrest an additional 1,650,000 common shares at the Offering Price for additional gross proceeds to the Company of up to C$12,012,000 (collectively with the Firm Shares, the “Common Shares”).

Use of Proceeds:	Net proceeds of the Offering will be used for the Company’s continued development and de-risking of the Las Chispas Project and for general working capital and administrative purposes.

Form of Offering:

Public offering, eligible for sale in in all provinces of Canada, except Québec, pursuant to a short form prospectus, and in the United States pursuant to a registration statement filed under the Multi-Jurisdictional Disclosure System and internationally as expressly permitted by the Company.

Form of Underwriting:	“Bought deal” subject to conventional bought deal termination provisions and closing conditions to be included in a definitive underwriting agreement.

Eligibility:	The Common Shares will be qualified investments for Canadian RRSPs, DPSPs, RRIFs, RESPs, and TFSAs.

Listing:

Application will be made to list the Common Shares on the Toronto Stock Exchange and the NYSE American LLC, which listing shall be conditionally approved prior to closing. The Company’s common shares are currently listed on the Toronto Stock Exchange under the symbol “SIL” and the NYSE American LLC under the symbol “SILV”.

Lead Underwriters:	National Bank Financial Inc., Desjardins Securities Inc. and Scotia Capital Inc.

Commission:	5.0% on the Offering; 2.5% on the President’s List (President’s List capped at C$5,000,000)

Closing Date:	On or about December 18, 2019 or such other date as mutually agreed to between National Bank Financial Inc. and the Company.

G-1